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                                                                     EXHIBIT 3.2


                    AMENDED AND RESTATED AS OF JULY 27, 2001

                                     BY-LAWS

                                       OF

                               SPEEDFAM-IPEC, INC.
                (FORMERLY KNOWN AS SPEEDFAM INTERNATIONAL, INC.)


                                    ARTICLE I
                                     OFFICES

         Section 1. Principal Office. The principal office of the corporation shall be located in Chandler, Arizona. The corporation may have such other offices, either within or without the States of Arizona or Illinois, as the business of the corporation may require from time to time.

         Section 2. Registered Office. The registered office of the corporation required by the Business Corporation Act of 1983 to be maintained in the State of Illinois may be, but need not be, identical with the principal office in the State of Illinois, and the address of the registered office may be changed from time to time by the board of directors.

                                   ARTICLE II
                                  SHAREHOLDERS

         Section 1. Annual Meetings. (a) The annual meeting of the shareholders shall be held each year for the purpose of electing directors and for the transaction of such other business that is properly brought before the meeting. The Board shall designate the date and time of the annual meeting. In the absence of such designation, the annual meeting of shareholders shall be held on the second Thursday in September in each year at the hour of 9:00 A.M. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held at the same time and place on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be.

         (b) At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (B) otherwise properly brought before the meeting by or at the direction of the board of directors, or (C) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days in advance of the first anniversary of the preceding year's annual meeting; provided, however, that in the event that (i) no annual meeting was held in
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the previous year or (ii) the date of the annual meeting has been changed by more than thirty (30) days from the date of the previous year's meeting, notice by the shareholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the meeting, (b) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (c) the class number of shares of the corporation which are owned beneficially by such shareholder, (d) any material interest of the shareholder in such business, and
(e) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act") (or any successor thereto) in such shareholder's capacity as a proponent of a shareholder proposal. Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholder's meeting, shareholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

         (c) Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of shareholders by or at the direction of the board of directors or by any shareholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation in accordance with the provisions of paragraph (b) of this Section 1. Such shareholder's notice shall set forth
(i) as to each person, if any, whom the shareholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (or any successor thereto) (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such shareholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section 1. At the request of the board of directors, any person nominated by a shareholder for election as a director shall furnish to the secretary of the corporation that information required to be set forth in the shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the


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meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

         Section 2. Special Meetings. Special meetings of the shareholders may be called by the chairman, chief executive officer, the president, the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation entitled to vote on the matter for which the meeting is called. Special meetings of the shareholders may not be called by any other person or persons. If a special meeting of the shareholders is called by any person or persons other than the board of directors, then such person or persons calling such meeting shall first deliver by registered mail a written request to the chairman, chief executive officer or secretary of the corporation specifying the general nature of the business proposed to be transacted. No business may be transacted at such special meeting other than as specified in such notice. The board of directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Section 4 of these by-laws.

         Section 3. Place of Meeting. The board of directors may designate any place, either within or without the State of Illinois, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all shareholders may designate any place, either within or without the State of Illinois, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Illinois.

         Section 4. Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the shareholder's address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

         Section 5. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days, immediately


                                                                             -3-
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preceding such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof. If any shareholder meeting is adjourned, the shareholders entitled to notice of or to a vote at the adjourned meeting shall remain the same.

         Section 6. Voting Lists. The officer or agent having charge of the transfer books for shares of the corporation shall make, within twenty days after the record date for a meeting of shareholders or ten days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder, and to copying at the shareholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

         Section 7. Quorum. A majority of the outstanding shares of the corporation, entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at any meeting of shareholders; provided, that if less than a majority of the outstanding shares entitled to vote on such matter are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by applicable law or the Articles of Incorporation of the corporation. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause the failure of a duly constituted quorum at that meeting.

         Section 8. Proxies. (a) A shareholder may appoint a proxy to vote or otherwise act for such shareholder by signing an appointment form and delivering it to the person so appointed.

         (b) No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this Section. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.


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         (c) An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest in the shares or in the corporation generally.

         (d) The death or incapacity of the shareholder appointing a proxy does not revoke the proxy's authority unless notice of the death or incapacity is received by the officer or agent who maintains the corporation's share transfer book before the proxy exercises his or her authority under the appointment.

         (e) An appointment made irrevocable under subsection (c) hereof becomes revocable when the interest in the proxy terminates.

         (f) A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if the transferee was ignorant of its existence when the shares were acquired and both the existence of the appointment and its revocability were not noted conspicuously on the certificate (or information statement for shares without certificates) representing the shares.

         (g) Unless the appointment of a proxy contains an express limitation on the proxy's authority, the corporation may accept the proxy's vote or other action as that of the shareholder making the appointment. If the proxy appointed fails to vote or otherwise act in accordance with the appointment, the shareholder is entitled to such legal or equitable relief as is appropriate in the circumstances.

         Section 9. Voting of Shares. Each outstanding share, regardless of class, which is entitled to vote, shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

         Section 10. Voting of Shares by Certain Holders. (a) Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of said corporation. The corporation may treat the president or other person holding the position of chief executive officer of such other corporation as authorized to vote such shares, together with any other person indicated by the corporate shareholder to the corporation as a person or an officer authorized to vote such shares. Such persons and officers indicated shall be registered by the corporation on the transfer books for shares and included in any voting list prepared in accordance with Section 6 hereof.

         (b) Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his or her administrator, executor or court appointed guardian, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor or court appointed guardian. Shares registered in the name of a trustee may be voted by such trustee, either in person or by proxy.

         (c) Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver, without the transfer thereof into the name of such receiver if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.


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         (d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         (e) Shares of its own stock belonging to the corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares entitled to vote at any given time, but shares of the corporation held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

         (f) Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period not to exceed ten years from the time shares subject thereto are transferred to such trustee or trustees, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

         Section 11. Inspectors. (a) At any meeting of shareholders, the chairperson of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

         (b) Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

         (c) Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

         Section 12. Informal Action by Shareholders. Unless otherwise provided in the Articles of Incorporation of the corporation, any action required to be taken at any annual or special meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (i) by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (ii) by all of the shareholders entitled to vote with respect to the subject matter thereof. If such consent is signed by less than all of the shareholders entitled to vote, then such consent shall be come effective only if at least five days prior to the


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execution of the consent a notice in writing is delivered to all the shareholders entitled to vote with respect to the subject matter thereof and, after the effective date of the consent, prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be delivered in writing to those shareholders who have not consented in writing.

         Section 13. Voting by Ballot. Voting on any question or in any election may be by voice unless the chairperson of the meeting shall order or any shareholder shall demand that voting be by ballot.

         Section 14. Action by Shareholders. Any contract, transaction or act of the corporation or of the directors, which shall be ratified by a majority of a quorum of the shareholders of the corporation at any annual meeting, or at any special meeting called for such purpose, shall, insofar as permitted by applicable law or the Articles of Incorporation of the corporation, be as valid and as binding as though ratified by every shareholder of the corporation; provided, however, that any failure of the shareholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the corporation, its directors, officers or employees of its or their right to proceed with such contract, transaction or act.

                                   ARTICLE III
                                    DIRECTORS

         Section 1. General Powers. The business and affairs of the corporation shall be managed by its board of directors.

         Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be determined from time to time by resolution of the Board. Each director shall hold office until the next annual meeting of shareholders or until his or her successor shall have been elected and qualified. Directors need not be residents of Illinois or shareholders of the corporation. The number of directors may be increased or decreased from time to time by the amendment of this Section; but no decrease shall have the effect of shortening the term of any incumbent director.

         Section 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this Section, immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide by resolution the time and place, either within or without the State of Illinois, for the holding of additional regular meetings without other notice than such resolution.

         Section 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman, chief executive officer, the president, or any director. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the board of directors called by them.

         Section 5. Notice. Notice of any special meeting shall be given at least two (2) business days previous thereto by written notice mailed to each director at his or her business address or at least twenty-four (24) hours previous thereto if notice is delivered personally, by telephone, by


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facsimile, or by overnight courier. If mailed, such notice shall be deemed to be given two business days after it is deposited in the United States mail so addressed, with postage thereon prepaid. Notice given by any other method shall only be deemed to be delivered when actually received by the director for whom it was intended. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         Section 6. Quorum. A majority of the number of directors fixed by [the board of directors under] these by-laws shall constitute a quorum for the transaction of business at any meeting of the board of directors, provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute, these By-laws or the Articles of Incorporation.

         Section 8. Vacancies. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. In the event that one or more vacancies occur between meetings of shareholders, whether by increase in the number of directors or otherwise, the board of directors by majority vote of the directors then in office may fill such vacancy or vacancies and any such director so selected shall serve until the next annual or special meeting of shareholders at which directors are to be elected.

         Section 9. Removal. Except as otherwise provided by applicable law or the Articles of Incorporation of the corporation, one or more of the directors may be removed, with or without cause, at a meeting of the shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors; provided, however, that no director shall be removed at a meeting of the shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice, and only the named director or directors may be removed at such meeting.

         Section 10. Informal Action by Directors. Unless specifically prohibited by the Articles of Incorporation of the corporation or these by-laws, any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of a committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State.


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
         Section 11. Compensation. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board and for any other expenses incurred in the performance of their duties.

         Section 12. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 13. Committees. A majority of the directors, by a resolution or resolutions duly adopted, may create one or more committees and appoint one or more directors to serve on the committee or committees, which committee or committees, to the extent provided in such resolution or resolutions, shall have and may exercise all of the authority of the board of directors in the management of the corporation, provided such committee or committees may not:
(i) authorize distributions, except for dividends to be paid with respect to shares of any preferred or special classes or any series thereof; (ii) approve or recommend to shareholders any act applicable law requires to be approved by shareholders; (iii) fill vacancies on the board or any of its committees; (iv) elect or remove officers or fix the compensation of any member of the committee;
(v) adopt, amend or repeal these by-laws; (vi) approve a plan of merger not requiring shareholder approval; (vii) authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the board of directors; (viii) authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences, and limitations of a series of shares, except that the board of directors may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan; or (ix) amend, alter, repeal or take action inconsistent with any resolutions or action of the board of directors when the resolution or action of the board of directors provides by its terms that it shall not be amended, altered or repealed by action of a committee.

                                   ARTICLE IV
                                    OFFICERS

         Section 1. Number. The officers of the corporation shall be (i) a chairman, (ii) a chief executive officer, (iii) a president, (iv) a treasurer or chief financial officer and (v) a secretary. In addition, the corporation shall have any such other officers or assistant officers as may be elected or appointed from time to time by the board of directors, with such duties as designated by the board of directors. Any two or more offices may be held by the same person and the board of directors may elect more than one individual to share the duties of a particular office.


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         Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices filled at any meeting of the board of directors. Each officer shall hold office until his or her successors shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 3. Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the board of directors for the unexpired portion of the term.

         Section 5. Chairman. The chairman shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these by-laws. If there is no chief executive officer, then the chairman shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Article IV,
Section 6 of these by-laws.

         Section 6. Chief Executive Officer. Subject to such supervisory powers, if any, as the board of directors may give to the chairman, the chief executive officer shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and affairs of the corporation and shall report directly to the board of directors. All other officers, officials, employees and agents shall report directly or indirectly to the chief executive officer. The chief executive officer shall see that all orders and resolutions of the board or directors are carried into effect. The chief executive officer shall serve as chairman of and preside at all meetings of the shareholders. In the absence of a chairman, the chief executive officer shall preside at all meetings of the board of directors.

         Section 7. President. In the absence or disability of the chairman and chief executive officer, the president shall perform all the duties of the chief executive officer. When acting as the chief executive officer, the president shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer. The president shall have such other powers and perform such other duties as from time to time may be prescribed for him by the board of directors, these by-laws, the chief executive officer or the chairman.

         Section 8. Vice Presidents. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president. When acting as the president, the appropriate vice president shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such


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other duties as from time to time may be prescribed for them respectively by the board of directors, these by-laws, the chairman, the chief executive officer or, in the absence of a chief executive officer, the president.

         Section 9. Treasurer/Chief Financial Officer. If required by the board of directors, the treasurer or chief financial officer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine. The treasurer or chief financial officer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these by-laws; and (b) in general perform all the duties incident to the office of treasurer or chief financial officer and such other duties as from time to time may be assigned to the treasurer or chief financial officer by the president or by the board of directors.

         Section 10. Secretary. The secretary shall: (a) keep the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issuance thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by the president or by the board of directors.

         Section 11. Assistant Treasurers and Assistant Secretaries. If any assistant treasurers or assistant secretaries shall have been appointed, they shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries as thereunto authorized by the board of directors may sign with the president or vice president certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the treasurer or chief financial officer or the secretary, respectively, or by the president or the board of directors.

         Section 12. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

                                   ARTICLE V
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS


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
         Section 1. Contracts. The board of directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

         Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

         Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

                                   ARTICLE VI
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. Certificates for Shares. (a) The issued shares of the corporation shall be represented by certificates or shall be uncertificated shares. If represented by certificates, such certificates shall be in such form as may be determined by the board of directors. Such certificates shall be signed by the chairman, president or a vice-president, and by the secretary or an assistant secretary and may be sealed with the seal, or a facsimile of the seal, of the corporation, if the corporation utilizes a seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

         (b) The board of directors of the corporation may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Section 6.35 of the Business Corporation Act of 1983. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

         Section 2. Lost Certificates. If a certificate representing shares has allegedly been lost, destroyed or mutilated, the board of directors may, in its discretion, except as may be required by


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
law, direct that a new certificate be issued therefor upon such terms, indemnification to the corporation and other reasonable requirements as it may impose.

         Section 3. Transfer of Shares. Transfers of shares of the corporation shall be made only on the books of the corporation by the holder of record thereof or by such holder's legal representative, who shall furnish proper evidence of authority to transfer, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

                                   ARTICLE VII
                                   FISCAL YEAR

         The fiscal year of the corporation consists of 52 or 53 weeks ending on the Saturday nearest May 31.

                                  ARTICLE VIII
                                    DIVIDENDS

         The board of directors may from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation of the corporation.



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                                   ARTICLE IX
                                      SEAL

         The board of directors may provide for a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words, "Corporate Seal, Illinois."

                                   ARTICLE X
                     INDEMNIFICATION OF OFFICERS AND DIRECTORS

         (a) Any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

         (b) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.


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
         (c) To the extent that a director, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) or (b) above. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

         (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article X.

         (f) The indemnification and advancement of expenses provided by or granted under the other provisions of this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these by-laws, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         (g) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this
Article X.

         (h) If the corporation indemnifies or advances expenses to a director or officer under Subsection (b) of this Article X, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

         (i) For purposes of this Article X, references to "the corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same


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
position under the provisions of this Article X with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

         (j) For purposes of this Article X, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Article X.

         (k) The indemnification and advancement of expenses provided by or granted under this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person.

                                   ARTICLE XI
                                WAIVER OF NOTICE

         Whenever any notice whatsoever is required to be given under the provisions of these by-laws or under the provisions of the Articles of Incorporation of the corporation or under the provisions of applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE XII
                                   AMENDMENTS

         These by-laws may be altered, amended or repealed and new by-laws may be adopted by the shareholders or the board of directors of the corporation.




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